Exhibit 99.1

CVRx Reports Preliminary First Quarter 2026 Financial Results

•	Delivered strong topline performance with first quarter revenue expected to be $14.7 million to $14.8 million, approximately 20% growth compared to first quarter of 2025

•	Early data in 2026 shows an increase in the 30-day approval rate for Medicare Advantage prior authorizations managed by our market access team

•	First site activated in BENEFIT-HF clinical trial

MINNEAPOLIS, Apr. 13, 2026 (GLOBE NEWSWIRE) -- CVRx, Inc. (NASDAQ: CVRX) ("CVRx"), a commercial-stage medical device company focused on developing, manufacturing and commercializing innovative neuromodulation solutions for patients with cardiovascular diseases, today announced certain preliminary unaudited first quarter 2026 financial and operating results.

"The investments we made in our team and programs in 2025 are beginning to pay off, allowing us to deliver strong revenue growth in the first quarter,” said Kevin Hykes, President and Chief Executive Officer of CVRx. “We are also starting to observe positive effects from the Category I CPT Code that took effect at the beginning of the year, as early data shows improved 30-day prior authorization approval rates compared to what we saw in 2025. Our continued progress in reducing the barriers to adoption for Barostim have enabled us to start the year off with positive momentum, and we are excited about what that means for the balance of 2026 and beyond.”

First Quarter 2026

Total revenue for the first quarter of 2026 is expected to be in the range of $14.7 million to $14.8 million compared to revenue for the first quarter of 2025 of $12.3 million, representing growth of approximately 20%.

Gross margin for the first quarter of 2026 is expected to be approximately 87% compared to 84% in the first quarter of 2025.

Total operating expenses for the first quarter of 2026 are expected to be approximately $25 million compared to $23.7 million in the first quarter of 2025.

As of March 31, 2026, the Company had a total of 257 U.S. active implanting centers, as compared to 252 as of December 31, 2025. The number of sales territories in the U.S. increased by three to a total of 56 during the three months ended March 31, 2026.

As of March 31, 2026, cash and cash equivalents were approximately $72.3 million.

Reimbursement Update

As previously disclosed, the Category I Current Procedural Terminology (CPT) codes for baroreflex activation therapy using the Company’s Barostim device replaced Category III codes as of Jan. 1, 2026, which eliminates the automatic denials regularly seen with Category III codes and improves prior authorization predictability to fairly pay physicians for the procedure. Early data in 2026 shows an increase in the 30-day approval rate for Medicare Advantage prior authorizations managed by the Company’s in-house market access team, which has increased from 31% in 2024 to 44% in 2025 and to 50% for the first two months of 2026.

First Site Activated in BENEFIT-HF Clinical Trial

On March 31, 2026, the first site was activated in the BENEFIT-HF trial and enrollment is expected to begin in the second quarter of 2026. This trial, as previously disclosed, is a landmark randomized controlled trial designed to evaluate Barostim's impact on all-cause mortality and heart failure decompensation events in an expanded population of heart failure patients with left ventricular ejection fractions up to 50% and NT-proBNP levels up to 5,000 pg/mL. If successful, the BENEFIT-HF trial could expand the indicated patient population for Barostim approximately three times, significantly broadening access to this proven neuromodulation-based approach to heart failure management.

About CVRx, Inc.

CVRx is a commercial-stage medical device company focused on developing, manufacturing and commercializing innovative neuromodulation solutions for patients with cardiovascular diseases. Barostim™ is the first medical technology approved by FDA that uses neuromodulation to improve the symptoms of patients with heart failure. Barostim is an implantable device that delivers electrical pulses to baroreceptors located in the wall of the carotid artery. The therapy is designed to restore balance to the autonomic nervous system and thereby reduce the symptoms of heart failure. Barostim received the FDA Breakthrough Device designation and is FDA-approved for use in heart failure patients in the U.S. It has been certified as compliant with the EU Medical Device Regulation (MDR) and holds CE Mark approval for heart failure and resistant hypertension in the European Economic Area. To learn more about Barostim, visit www.cvrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including statements regarding our future financial performance, our anticipated growth strategies (including statements regarding the expected timing, enrollment, scope and outcomes of the BENEFIT-HF clinical trial), anticipated trends in our industry, our business prospects and our opportunities. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “outlook,” “guidance,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

The forward-looking statements in this press release are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company and our dependence on a single product, Barostim; our limited commercial sales experience marketing and selling Barostim; our ability to continue demonstrating to physicians and patients the merits of our Barostim; any failure by third-party payors to provide adequate coverage and reimbursement for the use of Barostim; our competitors’ success in developing and marketing products that are safer, more effective, less costly, easier to use or otherwise more attractive than Barostim; any failure to receive access to hospitals; our dependence upon third-party manufacturers and suppliers, and in some cases a limited number of suppliers; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide; the constant growth and development of technology, including artificial intelligence; product liability claims; future lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and ultimately unsuccessful; any failure to retain our key executives or recruit and hire new employees; impacts on adoption and regulatory approvals resulting from additional long-term clinical data about our product, including those resulting from the BENEFIT-HF clinical trial; and other important factors that could cause actual results, performance or achievements to differ materially from those that are found in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Preliminary First Quarter 2026 Results

This press release includes estimated financial results for the first quarter of 2026, which are preliminary, unaudited and represent the most recent current information available to Company management. The Company’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures and final adjustments. The Company expects to issue full financial results for the first quarter of 2026 in mid-May.

Investor Contact:

Mark Klausner or Mike Vallie

ICR Healthcare

443-213-0501

ir@cvrx.com

Media Contact:

Emily Meyers

CVRx, Inc.

763-416-2853

emeyers@cvrx.com